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                                                                    EXHIBIT 99.4

                              CERTIFICATE OF MERGER

                                     MERGING

                       ALTERNATE MARKETING NETWORKS, INC.
                             A MICHIGAN CORPORATION

                                  WITH AND INTO

                       ALTERNATE MARKETING NETWORKS, INC.
                             A DELAWARE CORPORATION
                                  ------------

      Pursuant to Section 252 of the General Corporation Law of the State of Delaware (the "DGCL"), Alternate Marketing Networks, Inc., a Delaware corporation ("NEW ALTM"), does hereby certify as follows:

            FIRST: New ALTM is a corporation duly organized and existing under the laws of the State of Delaware and Alternate Marketing Networks, Inc. ("ALTM") is a corporation duly organized and existing under the laws of the State of Michigan.

            SECOND: An Amended and Restated Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT"), dated as of May 31, 2002, among ALTM, New ALTM and certain other parties thereto setting forth the terms and conditions of the merger of ALTM with and into New ALTM (the "MERGER"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the DGCL.

            THIRD: New ALTM shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be Alternate Marketing Networks, Inc.

            FOURTH: The Certificate of Incorporation of New ALTM, as now in force and effect, shall be the Surviving Corporation's Certificate of Incorporation until amended and changed pursuant to the provisions of the DGCL.

            FIFTH: An executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

            Alternate Marketing Networks, Inc.
            One Ionia, S.W., Suite 520
            Grand Rapid, Michigan 49503


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            SIXTH: A copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

            SEVENTH: The authorized capital stock of ALTM consists of 14,000,000 shares, no par value per share, of common stock.

            EIGHTH: The Merger shall be effective on August 1, 2002.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE TO FOLLOW.


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      IN WITNESS WHEREOF, New ALTM has caused this Certificate of Merger to be executed in its corporate name as of the 29th day of July, 2002.


                                            ALTERNATE MARKETING NETWORKS, INC.,
                                            a Delaware corporation


                                            By:      /s/ PHILLIP D. MILLER
                                                    ----------------------------
                                            Name:    Phillip D. Miller
                                                    ----------------------------
                                            Title:   Chief Executive Officer
                                                    ----------------------------


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